Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement for the registration of up to 1,200,000 shares of its Common Stock and associated rights to purchase Common Stock (collectively, the “Shares”) for issuance under the Xcel Energy Inc. Executive Annual Incentive Plan (Effective May 25, 2005) (the “Plan”); and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints BENJAMIN G.S. FOWKE III, RICHARD C. KELLY and CATHY J. HART, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to a registration statement on Form S-8 (or such other appropriate form) relating to the registration of up to 1,200,000 Shares for issuance under the Plan, and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 6th day of June 2005.

/s/ Wayne H. Brunetti	/s/ Teresa S. Madden
Wayne H. Brunetti Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	Teresa S. Madden Vice President and Controller (Principal Accounting Officer)

/s/ Benjamin G.S. Fowke III	/s/ Richard C. Kelly
Benjamin G.S. Fowke III Vice President and Chief Financial Officer (Principal Financial Officer)	Richard C. Kelly President, Chief Operating Officer and Director

/s/ Roger R. Hemminghaus	/s/ C. Coney Burgess
Roger R. Hemminghaus Director	C. Coney Burgess Director

/s/ Douglas W. Leatherdale	/s/ A. Barry Hirschfeld
Douglas W. Leatherdale Director	A. Barry Hirschfeld Director

/s/ Margaret R. Preska	/s/ Albert F. Moreno
Margaret R. Preska Director	Albert F. Moreno Director

/s/ Ralph R. Peterson	/s/ Patricia A. Sampson
Ralph R. Peterson Director	Patricia A. Sampson Director

/s/ David A. Christensen	/s/ Richard H. Anderson
David A. Christensen Director	Richard H. Anderson Director

/s/ Ronald M. Moquist
Ronald M. Moquist Director